As filed with the Securities and Exchange Commission on February 27, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SONUS NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3387074
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4 Technology Park Drive, Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

2007 Stock Incentive Plan, As Amended

(Full title of the plan)

Jeffrey M. Snider
Senior Vice President, Chief Administrative Officer and General Counsel
Sonus Networks, Inc.
4 Technology Park Drive
Westford, Massachusetts 01886

(Name and address of agent for service)

(978) 614-8100

(Telephone number, including area code, of agent for service)

Copies to:

Jonathan Wolfman

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

(617) 526-6833

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, $0.001 par value per share	3,096,173(2)	$16.38	$50,715,313.74	$5,893.12
(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Consists of (i) 2,000,000 additional shares issuable under the registrant’s 2007 Stock Incentive Plan, as amended (the “2007 Plan”), which additional shares were approved by the registrant’s stockholders at a special meeting of stockholders held on December 2, 2014 (the “Special Meeting”), (ii) 358,208 shares that remained available for grant under the registrant’s 2008 Stock Incentive Plan (the “2008 Plan”) and 2012 Amended Performance Technologies, Incorporated Omnibus Incentive Plan (the “2012 Plan” and together, the “Acquired Plans”) as of the date of the Special Meeting and are now issuable under the 2007 Plan and (iii) 737,965 shares subject to awards granted under the Acquired Plans which shares will become available under the 2007 Plan if such awards under the Acquired Plans expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the registrant at their original issuance price pursuant to a contractual repurchase right.

(3)

This estimate is made solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and is based upon the average of the high and low prices of the registrant’s common stock as reported on the NASDAQ Global Select Market on February 20, 2015.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 3,096,173 shares of the registrant’s common stock, $0.001 par value per share, to be issued under the registrant’s 2007 Stock Incentive Plan, as amended, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the following Registration Statements on Form S-8 previously filed by the registrant with the Securities and Exchange Commission:

(1)                                 Registration Statement on Form S-8 (File No. 333-150022), filed on April 1, 2008, relating to 1,900,000 shares of common stock to be offered and sold under the registrant’s 2007 Stock Incentive Plan;

(2)                                 Registration Statement on Form S-8 (File No. 333-163684), filed on December 11, 2009, relating to an additional 1,080,540 shares of common stock to be offered and sold under the registrant’s 2007 Stock Incentive Plan, as amended;

(3)                                 Registration Statement on Form S-8 (File No. 333-170285), filed on November 2, 2010, relating to an additional 4,000,000 shares of common stock to be offered and sold under the registrant’s 2007 Stock Incentive Plan, as amended; and

(4)                                 Registration Statement on Form S-8 (File No. 333-190318), filed on August 1, 2013, relating to an additional 4,200,000 shares of common stock to be offered and sold under the registrant’s 2007 Stock Incentive Plan, as amended.

Unless otherwise indicated, all references herein to share numbers have been adjusted to give effect to the one-for-five reverse stock split of the registrant’s common stock that was made effective on the NASDAQ Global Select Market as of the commencement of trading on January 30, 2015.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”).  The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a)         The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

(b)         The registrant’s Current Reports on Form 8-K filed with the Commission on January 8, 2015 (but only with respect to Items 1.01 and 3.02 and Exhibit 10.1), January 30, 2015 and February 18, 2015 (but only with respect to Item 5.02 and Exhibit 10.1);

(c)          All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant’s Annual Report referred to in (a) above; and

(d)         The descriptions of the registrant’s common stock contained in the registrant’s Registration Statement on Form 8-A filed with the Commission on April 5, 2000 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such descriptions.

All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

The Exhibit Index immediately following the signature page is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westford, the Commonwealth of Massachusetts, on February 27, 2015.

SONUS NETWORKS, INC.

By:	/s/ Raymond P. Dolan
Name:	Raymond P. Dolan
Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

We, the undersigned officers and directors of Sonus Networks, Inc., hereby severally constitute and appoint Mark T. Greenquist and Jeffrey M. Snider, each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Sonus Networks, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raymond P. Dolan	President and Chief Executive Officer	February 27, 2015
Raymond P. Dolan	(Principal Executive Officer)
and Director

/s/ Mark T. Greenquist	Chief Financial Officer	February 27, 2015
Mark T. Greenquist	(Principal Financial Officer)

/s/ Brian M. O’Donnell	Vice President of Finance and Corporate Controller	February 27, 2015
Brian M. O’Donnell	(Principal Accounting Officer)

/s/ Howard E. Janzen	Chairman	February 27, 2015
Howard E. Janzen

/s/ James K. Brewington	Director	February 27, 2015
James K. Brewington

Director
Matthew W. Bross

/s/ John P. Cunningham	Director	February 27, 2015
John P. Cunningham

/s/ Beatriz V. Infante	Director	February 27, 2015
Beatriz V. Infante

/s/ Richard J. Lynch	Director	February 27, 2015
Richard J. Lynch

/s/ Pamela D.A. Reeve	Director	February 27, 2015
Pamela D.A. Reeve

/s/ John A. Schofield	Director	February 27, 2015
John A. Schofield

/s/ Scott E. Schubert	Director	February 27, 2015
Scott E. Schubert

/s/ H. Brian Thompson	Director	February 27, 2015
H. Brian Thompson

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the registrant.
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.
24.1	Power of Attorney (included on the signature page).
99.1

2007 Stock Incentive Plan, as amended, as filed with the registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 25, 2015 and incorporated herein by reference.